EXHIBIT 99.2

WiSA Technologies Announces Closing of $6.2 Million Registered Direct Offering and Concurrent Private Placement

Priced At-The-Market

BEAVERTON, OR — (February 3, 2023)— WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, today announced the closing of its previously announced registered direct offering of 583,306 shares of common stock (or pre-funded warrants in lieu thereof), priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company also issued unregistered warrants to purchase up to an aggregate of 874,959 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and warrant was $10.68. The warrants are immediately exercisable, will expire five years from the issuance date and have an exercise price of $10.49 per whole share.

The gross proceeds to the Company from the registered direct offering and concurrent private placement were approximately $6.2 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

Maxim Group LLC acted as the exclusive placement agent for the offering and concurrent private placement.

The shares of common stock and pre-funded warrants were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-267211), which was declared effective by the United States Securities and Exchange Commission ("SEC") on September 13, 2022. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. A prospectus supplement relating to the shares of common stock, pre-funded warrants and shares of common stock issuable upon exercise of the pre-funded warrants was filed by the Company with the SEC on February 2, 2023. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, our ability to consummate the offering and satisfy the applicable closing conditions, and other risks impacting WiSA Technologies’ business, such as, current macroeconomic uncertainties associated with the COVID-19 pandemic, WiSA Technologies’ ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA Technologies’ design wins; WiSA Technologies’ rate of growth; WiSA Technologies’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA Technologies’ customer’s end markets; WiSA Technologies’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in the Company’s filings with the SEC, including the section titled “Risk Factors” in the prospectus supplement and registration statement related to the offering. The information in this press release is provided only as of the date of this press release, and WiSA Technologies undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA Technologies disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com